                                                        REGISTRATION NO. 333-___

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               SHOPKO STORES, INC.
             (Exact name of Registrant as Specified in Its Charter)

               WISCONSIN                                      41-0985054
      (State or Other Jurisdiction                         (I.R.S. Employer
   of Incorporation or Organization)                    Identification Number)

            700 PILGRIM WAY                                     54304
          GREEN BAY, WISCONSIN                                (Zip Code)
(Address of Principal Executive Offices)

                  SHOPKO STORES, INC. 2004 STOCK INCENTIVE PLAN
                            (Full Title of Each Plan)


             Sam K. Duncan                                 Steven R. Andrews
             President and                              Senior Vice President,
        Chief Executive Officer                         Law and Human Resources
          ShopKo Stores, Inc.                            ShopKo Stores, Inc.
            700 Pilgrim Way                                700 Pilgrim Way
             (920) 429-2211                                 (920) 429-2211
       Green Bay, Wisconsin 54304                     Green Bay, Wisconsin 54304

(Name, Address and Telephone Number, Including Area Code, of Agents for Service)


                                           CALCULATION OF REGISTRATION FEE
===================================================================================================================
     TITLE OF EACH CLASS OF         AMOUNT TO       PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
           SECURITIES                   BE         OFFERING PRICE PER     AGGREGATE OFFERING      REGISTRATION FEE
        TO BE REGISTERED            REGISTERED            UNIT                   PRICE
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        4,300,000          $15.89 (2)         $68,335,088.75 (2)        $8,658.06 (2)
                                    shares (1)
-------------------------------------------------------------------------------------------------------------------
Preferred Share Purchase Rights     4,300,000             (3)                     (3)                    (3)
                                    rights (3)
===================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers additional shares of the Registrant's Common Stock ("Common Stock") that become issuable under the ShopKo Stores, Inc. 2004 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the weighted average purchase price of shares of Common Stock subject to outstanding options, and, as to shares of Common Stock not currently subject to outstanding options issued under the Plan, the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on August 19, 2004.

(3) The Preferred Share Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

                                      II-7
                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") (Commission file number 1-10876) by ShopKo Stores, Inc. (the "Company") are incorporated herein by reference:

         1. the Company's Annual Report on Form 10-K for the year ended January 31, 2004;

         2. the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2004;

         3. the Company's Current Reports on Form 8-K dated June 10, 2004 and August 3, 2004;

         4. the description of the common stock, $.01 par value, of the Company ("Common Stock"), that is contained in the registration statement filed by the Company with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description; and

         5. the description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A/A No. 1 dated September 27, 1997 together with any subsequent amendment or report filed with the Commission for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, the "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 180.0851 of the Wisconsin Business Corporation Law (the "WBCL") requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In cases where a director or officer is not successful on the merits or otherwise in the defense of a proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

         Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a corporation's articles of incorporation or by-laws, a written agreement between the director or officer and the corporation or a resolution of the board of directors or the shareholders.

         Unless otherwise provided in the articles of incorporation or by-laws, or by written agreement between the director or officer and the corporation, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in Section 180.0855 of the
WBCL: (i) by majority vote of a disinterested quorum of the board of directors, or if such disinterested quorum cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee (or if unable to obtain such a quorum or committee, by a majority vote of the full board of directors); (iii) by a panel of three arbitrators (one of which is chosen by those directors entitled to choose independent legal counsel); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method provided for in any additional right of indemnification permitted in Section
180.0858 of the WBCL.

         Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required or that indemnification is not ordered by a court.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         As permitted by Section 180.0858 of the WBCL, the Company has adopted indemnification provisions in its By-Laws which closely track the statutory indemnification provisions of the WBCL with certain exceptions. In particular,
Article VII of the Company's By-Laws, among other items, provides that (i) an individual shall be indemnified unless it is determined by final judicial adjudication that such individual breached or failed to perform a duty such individual owed to the Registrant and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive. The Company has purchased directors' and officers' liability insurance which insures the Company's officers and directors against certain liabilities which may arise under the Securities Act of 1933, as amended (the "Securities Act").

         The Company has entered into agreements to indemnify its directors and certain officers, in addition to the indemnification provided for in the Company's By-Laws. These agreements will, among other things, indemnify the Company's directors and certain of its officers to the fullest extent permitted by the WBCL for any claims, liabilities, damages, judgments, penalties, fines, settlements, disbursements or expenses (including attorneys' fees) incurred by each such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company.

         In addition, the Company has directors' and officers' insurance that insures against certain liabilities which may arise under the Securities Act, subject to applicable restrictions.

         Under Section 180.0828 of the WBCL, a director of the Company is not personally liable for breach of or failure to perform any duty resulting solely from his or her status as a director, unless it shall be proved that the director's conduct constituted conduct described in the first paragraph of this item.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number   Description of Exhibit
------   ----------------------

4.1 Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Current
         Report on Form 8-K dated May 22, 1998.

4.2 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the 13 weeks ended July 29, 2000.

4.3      Rights Agreement between the Company and Norwest Bank Minnesota,
         National Association, dated as of July 3, 1992, as amended and restated as of September 24, 1997 (including the Form of Certification of
         Designation, Preferences and Rights of Series B Junior Participating
         Preferred Stock and Form of Rights Certificate), incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form
         8-A/A No. 1 dated September 29, 1997.

4.4      Rights Agreement Amendment dated as of May 22, 1998, between the
         Company and Norwest Bank Minnesota, National Association, as Rights
         Agent, incorporated by reference to Exhibit 4.4 to the Company's
         Current Report on Form 8-K dated May 22, 1998.

4.5 ShopKo Stores, Inc. 2004 Stock Incentive Plan, incorporated by reference to Appendix A to the Company's Proxy Statement for its Annual
         Meeting of Shareholders held on May 26, 2004.

*5 Opinion of Godfrey & Kahn, S.C. as to the legality of the securities being registered.

*23.1    Consent of Deloitte & Touche LLP.

*23.2    Consent of Godfrey & Kahn, S.C. (included in the opinion filed as
         Exhibit 5).

*24      Powers of Attorney.

----------

*        Filed herewith.


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 23rd day of August, 2004.
                                           ShopKo Stores, Inc.

                                           By: /s/ Sam K. Duncan
                                              ----------------------------------
                                              Sam K. Duncan
                                              Chief Executive Officer, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                SIGNATURE                               TITLE(S)                             DATE SIGNED
                ---------                               --------                             -----------

/s/ Sam K. Duncan                          Chief Executive Officer, President              August 23, 2004
------------------------------------       and Director
     Sam K. Duncan


/s/ Brian W. Bender                        Senior Vice President, Chief                    August 23, 2004
------------------------------------       Financial Officer
     Brian W. Bender


/s/ Peter J. O'Donnell                     Principal Accounting Officer                    August 23, 2004
------------------------------------
     Peter J. O'Donnell


         *                                 Chairman of the Board
------------------------------------
     Jack W. Eugster


         *                                 Director
------------------------------------
     Dale P. Kramer


         *                                 Director
------------------------------------
     Martha A. McPhee


         *                                 Director
------------------------------------
     John G. Turner


         *                                 Director
------------------------------------
     Stephen E. Watson


         *                                 Director
------------------------------------
     Gregory H. Wolf


         *                                 Director
------------------------------------
     Richard A. Zona

*By: /s/ Steven R. Andrews          , Attorney in Fact, August 23, 2004
     -------------------------------
     Steven R. Andrews

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number   Description of Exhibit
------   ----------------------
4.1      Amended and Restated Articles of Incorporation of the Company,
         incorporated by reference to Exhibit 3.1 to the Company's Current
         Report on Form 8-K dated May 22, 1998.

4.2 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the 13 weeks ended July 29, 2000.

4.3      Rights Agreement between the Company and Norwest Bank Minnesota,
         National Association, dated as of July 3, 1992, as amended and restated as of September 24, 1997 (including the Form of Certification of
         Designation, Preferences and Rights of Series B Junior Participating
         Preferred Stock and Form of Rights Certificate), incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form
         8-A/A No. 1 dated September 29, 1997.

4.4      Rights Agreement Amendment dated as of May 22, 1998, between the
         Company and Norwest Bank Minnesota, National Association, as Rights
         Agent, incorporated by reference to Exhibit 4.4 to the Company's
         Current Report on Form 8-K dated May 22, 1998.

4.5 ShopKo Stores, Inc. 2004 Stock Incentive Plan, incorporated by reference to Appendix A to the Company's Proxy Statement for its Annual
         Meeting of Shareholders held on May 26, 2004.

*5 Opinion of Godfrey & Kahn, S.C. as to the legality of the securities being registered.

*23.1    Consent of Deloitte & Touche LLP.

*23.2    Consent of Godfrey & Kahn, S.C. (included in the opinion filed as
         Exhibit 5).

*24      Powers of Attorney.

----------

*  Filed herewith.
